SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.  20549

                         FORM 8-K

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

                    ___________________



   Date of Report (Date of earliest event reported) February 19, 2002
                         BICO, INC.
  (Exact name of registrant as specified in its charter)


  Pennsylvania                    0-10822                     25-1229323
(State of other jurisdiction    (Commission File Number)    (IRS Employer
  of incorporation)                                        Identification No.)


      2275 Swallow Hill Road, Bldg. 2500, Pittsburgh, Pennsylvania 15220
     (Address of principal executive offices)                     (Zip Code)


 Registrant's telephone number, including area code (412) 429-0673

     ______________________________________________________
  (Former name or former address, if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          BICO, Inc. announced today that its Board of Directors has unanimously agreed to accept a $25 million funding commitment from J.P. Carey Asset
          Management LLC.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7.   Financial Statement, Pro Forma Financial
          Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired
               - Not Applicable.
          (b)  Pro Forma Financial Information
               - Not Applicable.
          (c)  Exhibits - Press Release.

                        SIGNATURES

     Pursuant to the requirement of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BICO, INC.

                                   by /s/ Fred E. Cooper
                                          Fred E. Cooper, CEO
DATED:  February 19, 2002





       BICO RECEIVES $25 MILLION FUNDING COMMITMENT

     Pittsburgh,   PA   -  February  19,   2002   -   BICO,
Incorporated (OTCBB:BIKO) announced today that its Board of Directors has unanimously agreed to accept a $25 million funding commitment from J. P. Carey Asset Management LLC, a full service international asset management firm, which is part of J. P. Carey, Inc. located in Atlanta, GA.

       "J.P. Carey has been one of BICO's major sources of funding since 1997, and we are very pleased to continue our relationship with this solid firm, which specializes in small and mid-cap companies," said Fred E. Cooper, CEO of BICO.

     The  funds  will be used for BICO's operations,  which
include   subsidiaries  involved  in  medical  hyperthermia
equipment for surgeons to treat various peritoneal cancers, and oil spill clean up products.

     BICO has its corporate offices in Pittsburgh, PA and is involved in the development, manufacture, and marketing of biomedical devices and environmental solutions.


FOR FURTHER INFORMATION, CONTACT:
Investors                             Media
Diane McQuaide                        Susan Taylor
1.412.429.0673 phone                  1.412.429.0673 phone
1.412.279.9690 fax                    1.412.279.5041 fax
INVESTOR    RELATIONS   NEWSLINE   NUMBER:   1.800.357.6204
www.bico.com